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                                 EXHIBIT 10.1

                           PENN MAR BANCSHARES, INC.
                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                   -----------------------------------------

     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") dated as of ____________, 2000, is entered by and between Penn Mar Bancshares, Inc. (the "Company") and Kevin P. Huffman ("Employee").

     The Company and Employee, in consideration of the mutual promises set forth herein and for other valuable consideration the sufficiency of which is hereby acknowledged and intending to be legally bound, agree as follows:

1.   Employment.   The Company agrees to employ Employee, and Employee agrees to
     ----------
accept employment with the Company. Employee agrees to perform his duties and responsibilities in accordance with the terms and conditions set forth herein.

     1.1.   Employment Term.  The term of this Agreement (the "Employment Term")
            ---------------
shall be effective as of April 1, 2000 and, unless previously terminated in accordance with Section 6 of this Agreement or extended by mutual agreement of the parties, shall terminate on the effective date of an employment agreement in substantially similar form as Exhibit A hereto between Penn Mar Community Bank (the "Bank") and Employee or the effective date of a resolution by the board of directors of the Company in which the board makes a determination to abandon efforts to raise capital for the purposes of chartering the Bank.

     1.2.   Duties and Responsibilities.
            ---------------------------

     (a) During the Employment Term, Employee shall serve as Vice President and Secretary of the Company and shall perform in a satisfactory manner all duties and accept all responsibilities incidental to such position or as may be assigned to him from time to time by the Company's Board of Directors or the Chairman. Employee shall devote his productive time, ability, attention, and energies to the fulfillment of said duties during the Employment Term. During such time, the Employee shall not directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization except for entities affiliated with the Company, whether or not for compensation, without the prior written consent of the Company.

     (b) Employee represents to the Company that he is not subject or a party to any employment, non-competition, non-disclosure or other agreement, covenant, understanding or restriction which would prohibit Employee from executing this Agreement and performing fully his duties and responsibilities hereunder, or which would in any manner, directly or indirectly, limit or affect the duties and responsibilities which may now or in the future be assigned to Employee by the Company.

     1.3(a) Compensation.  The Company shall pay Employee a base salary at the
            ------------
annual rate of $85,000. The Company agrees that the Employee's base salary will be reviewed annually by
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the Company's Board of Directors to determine, in light of the performance of
Employee and the Company, if an increase is appropriate. Such increases shall be in the sole discretion of the Company's Board of Directors. All compensation under this Agreement shall be paid less withholding required by law or agreed to by Employee, and shall be payable as determined by the Board of Directors of the Company. The Company also agrees to reimburse Employee for reasonable business expenses incurred by Employee in the discharge of his duties.

     1.3(b). Company and Employee agree that the Company will offer Employee an incentive compensation plan, the terms of which to be agreed upon by the parties.

2.   Other Benefits.
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     2.1.   Vacation.  For the duration of the Employment Term, Employee shall
            --------
be entitled to vacation per the policies of the Company as applicable to executive-level employees. Earned but unused vacation will be forfeited at the end of each calendar year.

     2.2.   Plan Benefits. The Company shall provide Employee the following
            -------------
benefits: family health, dental and vision insurance, life insurance equal to two year's base salary and officers and directors liability insurance. The foregoing benefits shall be provided to Employee at the same cost as such benefits are provided to other employees of the Company. Employee shall be eligible to participate in any exclusive stock option plan offered by the Company or Penn Mar Community Bank as may be applicable.

     2.3    Supplemental Disability Insurance. Employee shall receive long-term
            ---------------------------------
and short-term disability insurance equal to 60% of Employees base salary.

     2.4    Automobile.  The Company agrees to provide the Employee with  an
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automobile during the term of this Agreement.

3.   Non-Disclosure of Confidential Information and Records.
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     3.1.   During the term of his employment, Employee will have access to the
Company's proprietary information or information which is entrusted to the Company, including information relating to business plans and to business as conducted or anticipated to be conducted, and to past, current or anticipated products, employees, and services ("Confidential Information").

     3.2. In further consideration of Employee's employment and continued employment, and other benefits provided to Employee by the Company, Employee agrees as follows: (i) except as required by Employee's duties to the Company, not to at any time directly or indirectly disclose to or use for others or appropriate for his own personal use or cause to be used by others any Confidential Information without first obtaining the written consent of the Board of Directors of the Company to do so; (ii) all records and other writings of Confidential Information prepared by Employee, or which come into his possession or control, or which he has access to, are and shall remain the exclusive property of the Company, and upon notice of termination of Employee's employment, Employee will not remove any such records or copies thereof, but all shall be left with the Company, and any such records or copies not with the Company in an

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Employee's possession or control, shall be, upon notice of termination of employment, immediately returned to the Company along with any other property of the Company.

     3.3. The requirements of this Section 3 shall apply during the time of Employee's employment with the Company and thereafter with no time limitation, unless it can be demonstrated conclusively that such Confidential Information has through no act or fault of Employee become part of the public domain.

     4.   No Solicitation.  Employee agrees that, for a period of one (1) year
          ---------------
after the employment of the Employee by the Company or any of its affiliates has ended (whether or not such employment is pursuant to this Agreement), he will not either directly or indirectly, (i) call on or solicit any person, institution, corporation, trust or other entity who or which at the time of such termination was, or within one (1) year prior thereto had been, a customer of the Company or any of its affiliates or (ii) solicit the employment of any person who was employed by the Company or any of its affiliates on a full or part time basis at the time of Employee's termination of employment, unless such person (a) was involuntarily discharged by the Company or such affiliates, or
(b) voluntarily terminated his relationship with the Company or such affiliate prior to Employee's termination of employment.

5.   Equitable Relief.
     ----------------

     5.1. Employee acknowledges that the restrictions contained in Sections 3 and 4 are reasonable and necessary to protect the legitimate interests of the Company and its affiliates, that the Company would not have entered into this Agreement in the absence of such restrictions and that any violation of any provision of these Sections will result in irreparable injury to the Company and its affiliates. Employee further represents and acknowledges that (i) he has been advised by the Company to consult his own legal counsel in respect of this Agreement, and (ii) that he has had full opportunity, prior to execution of this Agreement, to review thoroughly this Agreement with his counsel.

     5.2. Employee agrees that the Company's remedy at law for a breach of paragraphs 3 and 4 would be inadequate and that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of providing actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of Sections 3 and 4, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event that any of the provisions of Sections 3 and 4 should ever be adjudicated to exceed the time, geographic or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic or other limitations permitted by applicable law.

     5.3. The Company and Employee irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Agreement, including without limitation, any action commenced by the Company for preliminary and permanent injunctive relief and other equitable relief, may be brought in the United States District Court for the District of Maryland, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Carroll County, Maryland, (ii) consents to the non-exclusive

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jurisdiction of any such court in any such suit, action or proceeding, and (iii)
waives any objection which the Company or Employee may have to the laying of venue of any such suit. The Company and Employee also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 10 of this Agreement.

     5.4. Employee agrees that he will provide, and that the Company may similarly provide, a copy of Sections 3 and 4 of this Agreement to any business or enterprise (i) which he may directly or indirectly own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing, or control of, or (ii) with which he may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise, or in connection with which he may use or permit his name to be used; provided, however, that this provision shall not apply in respect of Section 4 of this Agreement after expiration of the time periods set forth therein.

6.   Termination.  This Agreement shall terminate prior to the expiration of its
     -----------
term set forth in Section 1.1 above, upon the occurrence of any one of the following events:

     6.1. Disability.  In the event that Employee becomes unable to perform
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his duties hereunder for a period of six (6) consecutive months or otherwise is deemed to be disabled within the meaning of the Company's then existing disability benefit program, this Agreement may be terminated by the Company and the Company shall have no further liability or obligation to Employee for compensation; provided, however, that if the Employee becomes disabled during the Employment Term, the Company shall pay to him or his legal representatives an amount equal to the installment of his salary set forth in Section 1.3 hereof for the month in which he becomes disabled which have been earned but not yet paid. This Section shall be interpreted in compliance with the Family Medical Leave Act to the extent that the provisions of that law would apply.

     6.2. Death.  In the event that Employee dies during the Employment Term,
          -----
the Company shall pay to his executors, legal representatives or administrators an amount equal to the installment of his salary set forth in Section 1.3 hereof for the month in which he dies, and thereafter, except as otherwise provided in this Agreement, the Company shall have no further liability or obligation hereunder to his executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through him, provided, however, that Employee's estate or designated beneficiaries shall be entitled to receive the payments described for such recipients under any death benefit plan which may be in effect for executive-level employees of the Company and in which Employee participated.

     6.3. Termination by Company For Cause.  Nothing in this Agreement shall
          --------------------------------
be construed to prevent its termination by the Company at any time for "cause" without prior notice. For purposes of this Agreement, "cause" shall mean the failure of Employee to perform or observe any of the terms or provisions of this Agreement or to comply fully with the lawful directives of the Directors of the Company, dishonesty, misconduct, conviction of a crime or otherwise causing embarrassment to the Company and its public reputation, substance abuse,

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misappropriation of funds, disparagement of the Company or failure to comply with Company policy.

     6.4. Termination by the Company Without Cause.  This Agreement may be
          ----------------------------------------
terminated by the Company for any reason whatsoever, by giving 30 days' prior written notice of termination to the other party. If Employee is terminated without cause pursuant to this Section 6.4, Employee shall be entitled to the base salary earned prior to the date of termination as provided for in this Agreement, computed pro-rata up to and including the date of termination plus a continued monthly base salary (at the then current rate) for six (6) months following termination. Notwithstanding the foregoing, such right to a continued salary shall terminate at such time as the Employee has found other employment comparable with Employee's employment with the Company. Employee shall use his best efforts to obtain such employment. If Employee is not able to find comparable employment, any compensation received by Employee from any employment during the remaining term of this Agreement shall be deducted from any continued compensation as provided herein.

     6.5. Effect of Termination at Employee's Election.  In the event of the
          --------------------------------------------
termination of this Agreement by Employee prior to the completion of the Employment Term, Employee shall provide the Company with thirty (30) days prior written notice and shall be entitled to the base compensation earned prior to the date of termination as provided for in this Agreement under Section 1.3, computed pro-rata up to and including the date of termination.

7.   Change of Control.
     -----------------

     7.1  For purposes of this Agreement, a "Change of Control" shall mean:

     (a) The acquisition by any individual, entity or group (a "Person") of beneficial ownership (within the meaning of the Federal Securities Laws) of forty percent (40%) or more of either (i) the then outstanding shares of common stock of the Bank or the Company or (ii) the combined voting power of the then outstanding voting securities of the Bank or the Company entitled to vote generally in the election of directors provided, however, that all transactions engaged in by the Company and/or the Bank in connection with its formation activities, including, but not limited to the Company's initial public offering and the Bank's sales of shares of its capital stock to the Company, shall not constitute a "Change of CControl"; or

     (b) If the individuals who, as of the date hereof, constitute the Board of Directors of the Bank (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Bank's stockholders, was approved by a majority of the directors then comprising the Incumbent Board or a committee appointed by a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board; or

     (c) the approval by the stockholders of the Bank or the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Bank or the Company immediately prior to such reorganization, merger or consolidation

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do not, immediately thereafter, own, directly or indirectly, more than forty percent (40%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or of a liquidation or dissolution of the Bank or the Company or of the sale or other disposition of all or substantially all of the assets of the Bank or the Company.

     7.2. Change of Control Payments.
          --------------------------

     (a) For purposes of this Section 7, the "Change of Control Date" shall mean the first date on which a Change of Control occurs. Notwithstanding anything to the contrary in this Agreement, if a Change of Control occurs and if the Employee's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Employee that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control or (ii) otherwise arose in connection with or anticipation of the Change of Control, then for all purposes of this Agreement the "Change of Control Date" shall mean the date immediately prior to the date of such termination of employment.

     (b) Upon a Change of Control, if Employee is employed by the Company on the Change of Control Date, the Company shall pay Employee two hundred percent (200%) of Employee's "base amount" as such term is defined in Section 280(b)(3) of the Internal Revenue Code of 1986, as amended, at Employee's option, either
(i) in a lump sum payment within five (5) days of the Change of Control Date;
(ii) in substantially equal bi-weekly payments over a period of one (1) year, the first such payment commencing within five (5) days of the Change of Control Date; or (iii) in substantially equal bi-weekly payments over a period of two
(2) full years, the first such payment commencing within five (5) days of the Change of Control Date.

8.   Failure of Bank to Open.  If the Bank is unable to open or fails to open
     -----------------------
due to any reason, Employee shall be entitled to a continued monthly base salary (at the them current rate) for a period of six (6) months from the date the Bank fails to or decides not to open. Notwithstanding the foregoing, such right to a continued salary shall terminate at such time as the Employee has found other employment comparable with Employee's employment with the Company. Employee shall use his best efforts to obtain such employment. If Employee is not able to find comparable employment, any compensation received by Employee from any employment during the remaining term of this Agreement shall be deducted from any continued compensation as provided herein.

9.   Survival.  Notwithstanding the termination of employment under this
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Agreement for any reason, the Employee's obligations under Sections 3 and 4 hereof shall survive and remain in full force and effect for the periods therein provided, and the provisions for equitable relief in Section 5 of the Agreement shall continue in force.

10.  Governing Law.  This Agreement shall be governed by and interpreted under
     -------------
the laws of the State of Maryland without giving effect to any conflict of laws provisions.

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11.  Litigation Expenses.  In the event of a lawsuit by either party to enforce
     -------------------
the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable costs, expenses and attorney's fees from the other party. Disputes arising under Section 6 of the Agreement shall be submitted to an arbitrator (who is agreeable to both parties). The decision of the arbitrator shall be binding on both parties and the fees (including legal fees) and cost attributable to that arbitration process will be assessed as part of that process by the arbitrator. Such arbitration shall be held in the Baltimore metropolitan area and shall be conducted by the American Arbitration Association (or other mutually selected arbitrators) ("AAA") by an arbitrator selected using the AAA's procedures.

12.  Notices.  All notices and other communications required or permitted
     -------
hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received);

          If to the Company to:  J. Geoffrey Sturgill, Chairman
                                 Penn Mar Bancshares, Inc.
                                 135 East Main Street
                                 Westminster, Maryland 21158

          copy to: Frank C. Bonaventure, Jr., Esquire Ober, Kaler, Grimes & Shriver
                                 120 East Baltimore Street
                                 Baltimore, Maryland 21202

          If to Employee, to:    Kevin P. Huffman
                                 7721 Sandstone Court
                                 Ellicott City, Maryland 21043

or to such other names and addresses as the Company or Employee, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

13.  Contents of Agreement; Amendment and Assignment.
     -----------------------------------------------

     13.1. This Agreement supersedes all prior agreements, including the Employment Agreement dated April 27, 2000, and sets forth the entire understanding among the parties with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment approved by the Board of Directors of the Company. Without limitation, nothing in this Agreement shall be construed as giving Employee any right to be retained in the employ of the Company beyond the expiration of the Employment Term and Employee specifically acknowledges that he shall be an employee-at-will of the Company thereafter, and thus subject to discharge by the Company with or without cause and without compensation of any nature unless a new Agreement is executed by both parties (or employment is continued at will).

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     13.2.  All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties, except that the duties and responsibilities of Employee hereunder are of a personal nature and shall not be assignable or delegatable in whole or in part by Employee.

14.  Severability.  If any provision of this Agreement or application thereof to
     ------------
anyone or under any circumstance is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

15.  Remedies Cumulative; No Waiver.  No remedy conferred upon the parties by
     ------------------------------
this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the parties in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the parties from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

16.  Miscellaneous.  All section headings are for convenience only.  This
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Agreement may be executed in several counterparts, each of which is an original.
It shall not be necessary in marking proof of this Agreement or any counterpart to produce or account for any of the other counterparts. This Agreement supercedes



                         [signatures on next page]

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     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.


Witness:                      PENN MAR BANCSHARES, INC.


______________________        By:_________________________________
                                    Name:
                                    Title:

Witness:

______________________        ____________________________________
                                    Kevin P. Huffman

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